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                                                          DRAFT 3/27/98
                              SERVICES AGREEMENT

        This Agreement (the "Services Agreement") is entered into as of this _____ day of December, 1997 by and between First Winthrop Corporation, a Delaware corporation ("FWC"), Winthrop Financial Co., Inc., a Massachusetts corporation, WFC Realty Co., Inc., a Massachusetts corporation, WFC Realty Saugus, Inc., a Massachusetts corporation, One Winthrop Properties, Inc., a Massachusetts corporation, Two Winthrop Properties, Inc., a Massachuset corporation, Three Winthrop Properties, Inc., a Massachusetts corporation, Winthrop Metro Equities Corporation, a Delaware corporation, Winthrop Libson Realty, Inc., a Massachusetts corporation, and Northwood Realty Co., Inc., a Massachusetts corporation (FWC and the foregoing entities are sometimes collectively referred to herein as "Winthrop"), and Coordinated Services of Valdosta, LLC, a Georgia limited liability company ("Agent").

                                R E C I T A L S:

        A. Winthrop provides asset management and investor services to the partnerships listed on Schedule 1 attached hereto (the "Partnerships");

        B. Winthrop also serves as a general partner of certain, but not all, of the Partnerships;

        C. Winthrop is entitled to: (i) certain fees from the Partnerships for the provision of asset management and investor services as listed in Column "A" on Schedule 1 (the "Asset Management Fees"), including the payment of certain accrued fees from the Partnerships as listed in Column "B" on
Schedule 1 (the "Accrued Asset Management Fees"), and in certain instances, reimbursement of its expenses incurred in the performance of such services to the Partnerships as set forth in Column "F" on Schedule 1 (the "Reimbursements"); and (ii) certain (x) cash distributions from operations ("Operating Distributions"), (y) cash distributions from the refinancing ("Refinancing Distributions") of properties owned by the Partnerships, and
(z) cash distributions from the sale ("Sale Distributions") of the properties owned by the Partnerships, all in its capacity as a partner of the Partnerships;

        D. Winthrop has made certain loans to the Partnerships as listed in Column "C" on Schedule 1 (the "Existing Loans") which loans have been assigned by Winthrop to a third party pursuant to a separate agreement;

        E. Winthrop maintains numerous bank accounts on behalf of the Partnerships, including, without limitation, those accounts listed in Column "I" on Schedule 1 (the "Operating Accounts"), which accounts contain the operating reserves of the Partnerships which are available to pay third party costs, including, when appropriate, the Asset Management Fees, Reimbursements and loans made to the Partnerships; and

        F. Winthrop, in its capacity as asset manager and investor services agent of the Partnerships, desires to assign and appoint Agent to perform such services, and Agent hereby accepts such assignment and appointment, all subject to the terms and conditions set forth in this Services Agreement.


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                                  AGREEMENT

        NOW, THEREFORE, in consideration of the mutual provisions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                       ARTICLE 1 - Recitals

        1.1 Recitals. The foregoing recitals are hereby affirmed by the parties as true and correct and are incorporated herein by this reference.

                       ARTICLE 2 - Services

        2.1 Assignment and Acceptance. Winthrop hereby assigns to Agent all of its rights to perform the asset management and investor services duties currently being performed by Winthrop on behalf of the Partnerships, and Agent hereby accepts such appointment and agrees to perform all asset management and investor services on behalf of the Partnerships, including, without limitation, the following services:

               2.1.1 Asset Management Services. Asset management services shall include those duties and services which are necessary or appropriate in connection with the business or operation of the Partnerships, and which are customarily performed by an asset manager, including, without limitation, the following:

                      (i) review and respond to proposals received from operating partnerships or local general partners pertaining to the refinancing, sale or restructuring of partnership properties;

                      (ii) coordinate the prosecution or defense of any litigation with respect to any of the Partnerships in which Winthrop is the controlling general partner (excluding any litigation instituted by or on behalf of any limited partners of the Partnerships against any Partnership or Winthrop);

                      (iii) preparation and review of partnership reports;

                      (iv) supervision and review of partnership bookkeeping, accounting and audits for Winthrop Residential Associates I, A Limited Partnership, Winthrop Residential Associates II, A Limited Partnership, Winthrop Residential Associates III, A Limited Partnership, and Presidential Associates I Limited Partnership;

                      (v) maintenance and updating of partnership records, as appropriate;

                      (vi) supervision and review of partnership state and federal tax returns for the Partnerships in which Winthrop serves as tax matters partners;


                      (vii)supervision of professionals employed by a Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers; and

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                      (viii) review of each investor Partnership's cash
reserves and approval of distributions to the partners of such Partnerships;

               2.1.2 Investor Services. Investor services shall include those duties and services which are necessary and appropriate in connection with reporting and communicating with the limited partners of the Partnerships, including, without limitation:

                      (i) maintenance and updating the Partnerships' investors database, including the facilitation of partnership interest transfers;

                      (ii) maintenance and updating of all limited partner records, including, without limitation, limited partner correspondence;

                      (iii) communications with the limited partners of the Partnerships in response to their telephone and/or written inquiries regarding partnership operations and/or the availability of the Partnerships' tax information;

                      (iv) preparation of any required limited partner consent solicitation to any sale or refinancing of a partnership property, or other major event requiring limited partner consent, and the subsequent solicitation of any such consent;

                      (v) an annual mailing (or more frequent communication as may be required) to the limited partners of the Partnerships with respect to partnership operations, including annual financial statements of the Partnerships;

                      (vi) the mailing to each limited partner of the Partnerships' limited partner tax information (Schedule K-1);

                      (vii) analyze the federal income tax consequences of the sale of any partnership property;

                      (viii) periodic mailings to limited partners of the Partnership of partnership distribution checks, if any; and

                      (ix) upon termination of any Partnership, deliver to Winthrop such Partnership's records;

               2.1.3. Management of Partnership Accounts. Within ten (10) business days after the full execution of this Services Agreement by all parties (the "Effective Date"), Winthrop shall transfer the Operating Accounts to Agent. Agent agrees to provide cash management services to the Partnerships, subject to the following terms and conditions:


                      (i) all partnership cash shall be maintained in segregated cash accounts;

                      (ii) each cash account shall be clearly identified as belonging to a Partnership (e.g. XYZ Partnership Account);

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                      (iii) each account shall be an interest bearing account
for the benefit of the respective Partnership, and shall be maintained at a federally insured depository institution;

                      (iv) each account shall be in an amount less than $100,000 or otherwise invested in an account that is backed by government securities; and

                      (v) a fidelity bond in the amount of $150,000 shall be obtained covering all persons authorized to draw on such accounts, such bond to be reasonably acceptable to Winthrop with respect to the issuing carrier, and shall name Winthrop as an additional insured; and

               2.1.4 Other Services. Agent or any affiliate thereof shall be permitted to perform other services to the Partnerships as may be agreed to between Agent and the Partnerships, provided that such services are not duplicating the services to be performed hereunder (a property management fee or a fee for services rendered in procuring a refinancing or sale shall not be deemed duplicative) and such amounts are similar to those that would be charged by an independent third party rendering comparable services.

        2.2 Obligation to Loan Funds. Agent agrees to lend funds to the Partnerships (the "Agent Loans") in an amount necessary to pay the costs associated with the preparation of the tax returns for those Partnerships in which Winthrop serves as tax matters partner and the distribution thereof to the limited partners of the Partnerships, through June 30, 2002. The Agent Loans will be repaid in accordance with Section 3.3 herein.

        2.3 Winthrop Consent; Actions Regarding Approval. Winthrop, as general partner of those Partnerships in which its serves as a general partner, hereby consents to the services to be performed by Agent hereunder on its behalf, and hereby agrees, subject to its fiduciary duties when acting as a general partner of a Partnership, that Agent shall have the power and authority to perform the necessary asset management and investor services required to be performed hereunder for the Partnerships in which Winthrop serves as a general partner (or limited partner to the extent Winthrop possesses any special approval rights separate and apart from the other limited partners of a Partnership), without any approval from Winthrop; provided, however, Agent shall have no authority to perform the following functions without the prior written approval of Winthrop:

                      (i) the sale, transfer, assignment or other disposition of all or any portion of the properties owned by a Partnership;


                      (ii) filing for protection under the bankruptcy laws by a Partnership;

                      (iii) surrender of a property of a Partnership to a lender;

                      (iv) the filing of any reports required under the Securities Exchange Act of 1934 (e.g. Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports required to be filed on Form 8-K);

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                      (v) the subordination of the Existing Loans to any
loans in excess of the outstanding principal balance of all indebtedness of the respective Partnership as of the date of this Services Agreement;

                      (vi) transfer of partnership assets to a master limited partnership or any other form of so-called partnership roll-up;

                      (vii) the tender or offer to purchase of any limited partnership interests;

                      (viii) amending any partnership agreement as it affects the rights or obligations of a general partner; and

                      (ix) the making of any future distributions to partners of the Partnerships after Winthrop has given written notice to Agent that, in the reasonable judgment of Winthrop, such future distributions will result in an unacceptable amount of cash reserves available for future operations; provided, however, that in any event a payment to Agent of the annual fee shown on Schedule I shall not be affected.

                      In addition to the matters listed above, Winthrop shall have the right, upon at least ten (10) days prior written notice to Agent, to designate any additional action as an action that should require its prior approval if, in its reasonable judgment, such designation is reasonably necessary in order to permit Winthrop to carry out its fiduciary duty as a general partner of a Partnership; provided Agent shall not be obligated to increase its scope of services or liability under this Services Agreement, nor decrease its compensation as a result thereof.

        2.4 Standard of Performance. In performing the services required to be performed by it pursuant to this Services Agreement, Agent shall perform such services in accordance with all applicable laws, rules and regulations, and in a manner that is consistent with all applicable provisions of the partnership agreements of the Partnerships (and Agent shall take no action with respect to any Partnership which cannot otherwise be taken by the general partner or limited partner of any Partnership (the "Partner")), and, subject to the provisions of and limitations set forth in Section 2.3, with such care and in accordance with such standards of performance as would be applied to a such Partner pursuant to the terms of any partnership agreement if such Partner had performed such services directly.

        2.5 Servicer not a Partner. No provision of this Services Agreement shall be construed as stating or implying that Agent is acting or substituting for Winthrop as a Partner of any of the Partnerships, or that Agent has assumed any fiduciary duty or fiduciary responsibility that Winthrop, as a Partner of a Partnership, may have as to the Partnership.

        2.6 Power of Attorney. Upon the reasonable request of Agent and so long as a power of attorney is necessary to consummate the action requested, and, if required hereunder Winthrop has consented to such action, Winthrop shall within ten (10) business days after written receipt of Agent's request, deliver a power of attorney to enable Agent to act on behalf of Winthrop, provided such action is consistent with the terms of this Services Agreement.

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                    ARTICLE 3 - Consideration

        3.1 Winthrop Compensation. For and in consideration of the rights transferred to Agent hereunder, Agent hereby agrees to pay Winthrop Six Hundred Thousand Dollars ($600,000) in immediately available funds upon the Effective Date of this Services Agreement. The parties hereto acknowledge that the foregoing consideration is allocable as follows:

                      (i) $100,000 consulting fee with respect to the transfer of the Partnerships' records;

                      (ii) $200,000 consulting fee with respect to the potential sale of Irvington and New Brunswick; and

                      (iii) $300,000 in consideration for the fee income and distributions assigned pursuant to Section 3.2 below.

        As additional consideration, Agent shall pay to Winthrop one hundred twenty-five thousand dollars ($125,000) within five (5) days after the closing of the WMC Mortgage transaction, when and if such closing occurs.

        3.2 Agent Compensation. For and in consideration of the assumption of the rights, duties and obligations by Agent hereunder, Winthrop hereby assigns to Agent all of its right, title and interest in and to the Asset Management Fees, the Accrued Asset Management Fees, the Reimbursements, the Operating Distributions and the Refinancing Distributions. Agent acknowledges that Sale Distributions are not being assigned pursuant to the terms of this Services Agreement, and that any Sale Distributions shall be paid to the partners of the Partnerships, including Winthrop, as provided by the appropriate Partnership's partnership agreement, with the exception of any Sale Distributions attributable to Irvington and New Brunswick which shall be paid to Agent.

        3.3 Agent Loans. Agent Loans shall be repaid pursuant to the terms of the respective partnership agreement as third party loans of the Partnerships to which a loan was made. Notwithstanding Section 2.3(v) of this Services Agreement, Agent Loans shall be repaid prior to the Existing Loans.

        3.4 Fees Nonrecourse. Agent acknowledges that the services to be provided hereunder are for the benefit of the Partnerships and not Winthrop, and therefore, Agent agrees to look solely to the net assets of each Partnership for the payment of the Asset Management Fees, the Accrued Asset Management Fees, the Reimbursements, the Operating Distributions, the Refinancing Distributions, and the repayment of any Agent Loans, and not to the assets of any other Partnership or Winthrop (except to the extent any sums received by Winthrop which should otherwise be paid to Agent pursuant to the terms of this Services Agreement are not paid to Agent), and further agrees that any deficit capital account of a partner in a Partnership shall not be deemed an asset of the Partnership. The provisions of this Section 3.4 shall not apply to the obligations of Winthrop under Section 6.3 below.

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               ARTICLE 4 - Partnership Information

        4.1 Partnership Information. Winthrop, within five (5) business days after the Effective Date, shall deliver the following information to Agent:

                      (i) all Partnership files, consisting of the syndication and acquisition files of the Partnerships to the extent in Winthrop's possession;

                      (ii) all Partnership records, consisting of the Partnership Agreements and any amendments thereto;

                      (iii) all investors records, consisting of limited partner lists and correspondence, including access to the existing Resource Phoenix investor database;

                      (iv) federal tax returns for the Partnerships for the years 1994, 1995 and 1996, to the extent in Winthrop's possession; and

                      (v) federal tax returns for years prior to 1994 on an as requested basis with payment of a fee to Winthrop for retrieving such information from its off-site storage facility, such fee to be determined in writing by Winthrop prior to such retrieval.

               Further, all information and payments relating to Partnerships received by Winthrop after the Effective Date shall be promptly forwarded to Agent.

        4.2 Future Information. Agent agrees to deliver to Winthrop the following reports after the Effective Date of this Services Agreement:

                      (i) all correspondence and other reports sent to the limited partners of the Partnerships;


                      (ii) copies of all status reports for the Partnerships;

                      (iii) copies of all complaints, cease and desist orders from federal or state regulatory authorities, notices threatening litigation or regulatory proceedings, any other similar notices which relate to any of the Partnerships;

                      (iv) annual financial reports and tax returns; and

                      (v) copies of such other documents and reports relating to this Services Agreement as Winthrop may reasonably require.

                   ARTICLE 5 - Representations

        5.1 Representations by Winthrop. Winthrop hereby represents and warrants to Agent as follows:

                      (i) Each Winthrop entity (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation , and (b) has full

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corporate power to enter into this Services Agreement and to perform all of the terms, conditions and provisions set forth herein to be performed by it;

                      (ii) the acceptance and performance of the terms and provisions of this Services Agreement have been duly authorized and approved by all necessary governmental authorities and this Services Agreement is binding upon and enforceable against Winthrop in accordance with its terms;

                      (iii) none of the transactions hereby contemplated to be performed by Winthrop, nor the fulfillment of the terms, provisions and conditions hereof, will conflict with, or result in a breach of any of the material terms, conditions, or provisions of, or constitute a default under, any material agreement or instrument to which Winthrop is a party or by which it is bound; and

                      (iv) Schedule 1 attached hereto is true, correct and complete in all material respects;

        5.2 Representations by Agent. Agent hereby represents and warrants to FWC as follows:

                      (i) Agent (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, and (b) has full power to enter into this Services Agreement and to perform all of the terms, conditions and provisions set forth herein to be performed by Agent;

                      (ii) the acceptance and performance of the terms and

provisions of this Services Agreement have been duly authorized and approved by all necessary governmental authorities and this Services Agreement is binding upon and enforceable against Agent in accordance with its terms; and

                      (iii) none of the transactions hereby contemplated to be performed by Agent, nor the fulfillment of the terms, provisions and conditions hereof, will conflict with, or result in a breach of any of the material terms, conditions, or provisions of, or constitute a default under, any material agreement or instrument to which Agent is a party or by which it is bound.

        5.3 Survival. All representations and warranties contained in this Services Agreement or made pursuant hereto or in connection herewith shall remain in effect for a period of five (5) years after the Effective Date, after which they shall expire and cease to be of any force and effect, provided that any representation or warranty which is not true when made and which is made fraudulently and with intent to defraud or mislead shall survive such 5-year period.

            ARTICLE 6 - Term, Transfer and Termination

        6.1 Term. This Services Agreement shall commence on the Effective Date and shall continue with respect to each Partnership until the liquidation of such Partnership and the distribution of all of its assets; provided, however, that this Services Agreement shall terminate in any event no later than June 30, 2014. Notwithstanding the foregoing, at any time after June

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30, 2008, Winthrop may elect to request Agent (or affiliate(s) of
Agents, as Agent shall direct) to acquire (including by way of a transfer of control of a Winthrop entity) its general partnership in all of the Partnerships in which Winthrop acts as the general partner for the purchase price of one thousand dollars ($1,000) (the "Purchase Price"). Such request shall be made by Winthrop by delivering notice to Agent indicating Winthrop's request under this Section 6.1. Within sixty (60) days following receipt of such request, if Agent elects to agree to Winthrop's request,: (a) Agent shall cause the Purchase Price to be paid by check to Winthrop; and (b) Winthrop shall (i) provide appropriate documentation evidencing the transfer of the general partnership to Agent or its designee, and (ii) deliver to Agent an absolute and unconditional assignment of its rights to provide the services contemplated by this Services Agreement, together with the fees associated therewith, without representation or warranty. Upon closing of the aforementioned transaction, this Services Agreement shall terminate, and neither party shall have any further rights or obligations hereunder, except those that expressly survive the termination of this Services Agreement. Upon receipt of Winthrop's request, Agent may decline the same by written notice to Winthrop within thirty (30) days. In such event, this Services Agreement shall terminate fifteen (15) days after Agent's notice, and neither party shall have any further rights or obligations hereunder, except those that expressly survive the termination of this Services Agreement. In the event that no offer is then outstanding under Section 6.2 below, Winthrop shall be obligated to make an offer to Agent in accordance with the terms of this
Section 6.1 by May 1, 2014.

        6.2 Transfer/Right of First Offer. Agent shall have no right to transfer (including by way of a transfer of control of Agent) or assign this Services Agreement without the consent of Winthrop, which may be given or withheld in its sole discretion. Winthrop shall have the right to transfer its general partner interest in any or all of the Partnerships in which it acts as a general partner; provided, however, that if Winthrop elects to sell its general partnership interest in a Partnership during the term of this Services Agreement, Agent shall have the right of first offer set forth in subsection (i) to purchase such interest:

                      (i) Winthrop shall give written notice to Agent of the price and terms on which Winthrop desires to sell the general partnership interest. Such notice shall constitute an offer by Winthrop to sell the general partnership interest to Agent on an "as is" basis, without any representations and warranties other than those as to ownership of such interest. The price offered to Agent shall be the value of the interest encumbered by this Services Agreement. Agent shall have thirty (30) days from receipt of such notice to accept the offer by giving to Winthrop within such period written notice of acceptance. If the offer is so accepted, the purchase and sale of the interest shall be consummated within sixty (60) days after such acceptance (or such longer period, not to exceed six (6) months, as may be required solely to obtain the approval of any governmental authority whose consent is required to transfer a general partnership interest in any Partnership). If the purchase transaction is not consummated within the foregoing 60-day period, Agent's rights pursuant to this Section shall terminate.

                      (ii) In the event Agent rejects the offer or fails timely to accept the offer made pursuant to subsection (i) above, Winthrop may, during the six (6) month period next following the expiration of the 30-day offer period, enter into an agreement with any third person for the sale of the interest at a price not less than the price contained in the notice

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submitted to Agent and on terms not more favorable to the purchaser than the terms contained in the notice submitted to Agent. Conditions to the purchaser's obligation to buy and warranties concerning the interest shall not be deemed terms more favorable to the purchaser. If no agreement is entered into within such 6-month period, or if an agreement is entered into within such 6-month period, but the purchase transaction has not been consummated with sixty (60) days after expiration of such 6-month period (or such longer period, not to exceed six (6) months, as may be required solely to obtain the approval of any governmental authority whose consent is required to transfer a general partnership interest in any Partnership), the interest shall not thereafter be sold without first being reoffered to Agent in accordance with the terms of this Section.


        6.3 Termination by Winthrop. If, during the term of this Services Agreement, Winthrop receives notice of the occurrence of any of the events listed in this Section 6.3, Winthrop may terminate this Services Agreement (either in total for the reasons set forth in clauses (i)or (ii) below, or as to one or more of the Partnerships for the reasons set forth in clause (iii) or clause (iv) below to the extent that such reasons are applicable to such Partnership(s)), upon thirty (30) days written notice to Agent (or such shorter period if required in the reasonable judgment of Winthrop to prevent a disruption of continuous services to the Partnerships):

                      (i) a continuing material default by Agent to provide the services to the Partnerships required herein and in the manner provided herein, which default shall not be cured within thirty (30) days after receipt of written notice thereof from Winthrop or within such longer period (but in any event not to exceed one hundred and twenty (120) days), if any, as may be reasonably required to effect such proceeding to effect such cure;

                      (ii) the discontinuance or cessation of business by Agent, including by reason of the bankruptcy of Agent;

                      (iii) with respect to any one or more of the Partnerships, a decision made in the good faith judgment of Winthrop that termination is required to permit Winthrop to satisfy their fiduciary obligations to such Partnership(s); or

                      (iv) at any time after the Effective Date, the adoption or enactment of any applicable law or governmental rule, requirement, guideline, order or regulation, or any change therein or change in the interpretation or administration thereof, by any judicial or governmental authority which shall make it illegal or impossible for Winthrop or the Partnerships to engage Agent to provide the services described in this Services Agreement; provided, however, that (a) Winthrop shall use its reasonable efforts to eliminate such illegality or impossibility to the extent reasonably possible, and shall have the right to terminate only those portions of this Services Agreement which it has become illegal or impossible for Winthrop or the Partnerships to engage Agent to perform, and (b) Winthrop shall provide to Agent an opinion of Winthrop's counsel (which counsel shall be reasonably satisfactory to Agent) confirming such illegality or impossibility.

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        In the event Winthrop elects to terminate this Services Agreement (in whole or part) for the reasons set forth in clause (iii) above, Winthrop shall pay Agent the following termination fee (the "Termination Fee"):

     Years               Termination Fee

     1 - 5               Three (3) times the actual
                         collected Asset Management Fees and
                         Operating Distributions received

                         from the Partnerships for which
                         this Services Agreement is canceled
                         for the calendar year preceding
                         such termination

     6 - 10 Two (2) times the actual collected Asset Management Fees and Operating Distributions received from the Partnerships for which this
                         Services Agreement is canceled for
                         the calendar year preceding such
                         termination

     11 - 15 One (1) times the actual collected Asset Management Fees and Operating Distributions received from the Partnerships for which this
                         Services Agreement is canceled for
                         the calendar year preceding such
                         termination

        In the event Winthrop elects to terminate this Services Agreement (in whole or part) for the reasons set forth in clause (iv) above at any time prior to June 30, 2002, Winthrop shall refund the consideration paid by Agent under Section 3.1 (i), (ii), and (iii) less the amount of Asset Management Fees, Accrued Asset Management Fees, Operation Distributions, Refinancing Distributions, and Sale Distributions Agent has collected after deducting Agent's reasonable direct costs and unreimbursed expenses which it has incurred in the performance of its services hereunder.

        Said Termination Fees, if any, will be paid within five (5) business days after receipt from Agent of all Partnership information required to be returned to Winthrop pursuant to the terms of this Services Agreement, and the transfer of the Operating Accounts, if any, held by Agent pursuant to
Section 2.1.3 herein.

        6.4 Termination by Agent. If, during the term of this Services Agreement, Agent receives notice of the occurrence of any of the events listed below, Agent may terminate this Services Agreement:

                      (i) at any time after the Effective Date, the adoption or enactment of any applicable law or governmental rule, requirement, guideline, order or regulation, or any change therein or change in the interpretation or administration thereof, by any judicial or governmental authority which shall make it illegal or impossible for Agent to provide the services described herein; provided, however, that (a) Agent shall use its reasonable efforts to

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eliminate such illegality or impossibility to the extent reasonably possible, and shall have the right to terminate only those portions of this Services

Agreement which it has become illegal or impossible for Agent to perform, and
(b) Agent shall provide to Winthrop an opinion of Agent's counsel (which counsel shall be reasonably satisfactory to Winthrop) confirming such illegality or impossibility;

                      (ii) the material breach by Winthrop of any one or more of the representations made in Section 5.1, but only where such material breach has a material adverse effect on the business, condition (financial or otherwise) or results of operations of Agent; or

                      (iii) with respect to any one or more of the Partnerships, the amendment of the partnership agreement of a Partnership upon the request or direction of Winthrop which has a material adverse effect on Agent's rights, compensation or obligations under this Services Agreement as to such Partnership.

        In any event, Agent shall have the right to terminate this Services Agreement on June 30, 2002, and each anniversary thereafter, upon six (6) months prior written notice to Winthrop.

        In the event this Services Agreement is terminated by Agent pursuant to Section 6.4 (i) or (iii) above (in whole or part) at any time prior to June 30, 2002, Winthrop shall refund the consideration paid by Agent under
Section 3.1 (i), (ii), and (iii) less the amount of Asset Management Fees, Accrued Asset Management Fees, Operation Distributions, Refinancing Distributions, and Sale Distributions Agent has collected after deducting Agent's reasonable direct costs and unreimbursed expenses which it has incurred in the performance of its services hereunder; said refund will be paid within five (5) business days after receipt from Agent of all Partnership information required to be returned to Winthrop pursuant to the terms of this Services Agreement, and the transfer of Operating Accounts, if any, held by Agent pursuant to Section 2.1.3 herein.

        6.5 Effect of Termination. In the event of the termination of this Services Agreement with respect to any one or more particular Partnership, then the entitlement of Agent with respect to any compensation referred to in
Section 3.2 with respect to such Partnership shall terminate concurrently therewith. Notwithstanding the foregoing, no termination of this Services Agreement, either in total or with respect to any Partnership, shall impair the rights of Agent to ultimately receive all amounts earned by Agent under this Services Agreement prior to the effective date of any such termination.

        6.6    Post-Termination Matters.

               6.6.1 Servicer Cooperation. In the event of a termination of this Services Agreement, in its entirety or as to one or more Partnerships, Agent shall:

                      (i) turn over to Winthrop within five (5) business days, without charge, all Partnership books and records, whether in writing or stored in electro-magnetic form, all bank accounts maintained on behalf of the Partnerships, all management summaries relating

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

to the administration of Partnership business, and all management systems utilized to provide services to the Partnerships, and all other materials generally relating to the Partnerships;

                      (ii) consent, without the payment of any consideration, to the employment by Winthrop, or any other person that Winthrop may retain to provide services to the Partnerships, of any of Agent's employees following termination of this Services Agreement which Agent shall not require (in Agent's sole discretion) in order to continue its other business activities; and

                      (iii) for such period as is reasonably required therefor, generally cooperate in good faith with Winthrop in winding down its activities under this Services Agreement and causing an orderly transition of responsibility for the services to occur.

        In the event this Services Agreement is terminated by Winthrop under
Section 6.3 (iv) or (v) or by Agent under Section 6.4 (i), (ii) or (iii), Winthrop shall reimburse Agent for the cost of compliance with Section 6.6.1(i), provided, however, Agent shall not charge any fee in connection with such matters.

               6.6.2 Survival. The provisions of this Section of this Services Agreement shall survive any termination hereof for a period of one
(1) year.

                    ARTICLE 7 - Miscellaneous

        7.1 Access to Books and Records. Agent shall permit Winthrop and its agents and representatives to have access, during normal business hours, to all books and records of Agent and the Partnerships (as they relate to the Partnerships) and to those management-level persons employed or retained by Agent who provide services to any of the Partnerships, for the purpose of permitting Winthrop to verify the performance by Agent of its obligations under this Services Agreement. Agent shall also, from time to time, supply to Winthrop such other information as Winthrop may reasonably request for such purpose. All information and documents received hereunder by Winthrop shall, unless the same have previously been made available to the public by Agent or otherwise are generally known in the trade, be kept confidential by Winthrop and its agents and representatives and shall not be disclosed or released to any other person or entity without the express written consent of Agent or the Partnerships. Winthrop shall provide similar access to Agent for any records in its possession which relate to the Partnerships.

        7.2 Successors and Assiqns. Without limiting the restrictions on transfer set forth in Section 6.2, this Services Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

        7.3 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Services Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts intended to be performed entirely within such Commonwealth (without regard to any choice of law provisions thereof). The parties each hereby irrevocably consent and submit to the jurisdiction of the courts in the Commonwealth of Massachusetts, for the purposes of all legal proceedings arising out of or

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

relating to this Services Agreement, and agree that venue for any legal action arising out of this Services Agreement shall be in Suffolk County, Massachusetts.

        7.4 Entire Agreement. This Services Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any prior oral or written agreement between the parties respecting the subject matter hereof.

        7.5 Waivers. Neither this Services Agreement nor any of the terms hereof may be terminated, amended or waived orally by the parties, but only by an instrument in writing signed by the party against which enforcement of the termination, amendment or waiver is sought. Notwithstanding the foregoing provisions of this Section 7.5, the rights and obligations of the parties hereunder shall be automatically modified from time to time hereunder to the extent and in the manner necessary to make this Services Agreement and the rights and obligations of the parties hereunder comply with any and all applicable federal and state securities and real estate syndication laws, rules and regulations.

        7.6 Counterparts. This Services Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Services Agreement to produce or account for more than one such counterpart.

        7.7 Independent Contractor Relationship. This Services Agreement is not intended to and shall not create any relationship of principal and agent, partnership, joint venture, employer and employee or any other relationship, association or affiliation whatsoever between the parties, except for that of independent contractor.

        7.8 Further Assurances. Each party covenants on behalf of itself, its successors and assigns, to execute, with acknowledgment or affidavit if required, any and all documents and writings which may be necessary or desirable to carry out the purposes of this Services Agreement.

        7.9 Severability. In the event that any provision of this Services Agreement, or the application of such provision to any person, entity or set of circumstances, shall be deemed invalid, unlawful or unenforceable to any extent, the remainder of this Services Agreement, and the application of all such provisions to persons, entities or circumstances other than those determined invalid, unlawful or unenforceable shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.


        7.10   Notices.

               7.10.1 All notices, demands or requests provided for or permitted to be given pursuant to this Services Agreement must be in writing. All notices, demands and requests to be sent to Winthrop pursuant hereto shall be deemed to have been properly given or served by personal delivery, by depositing the same in the United States mail, postpaid and registered or certified with return receipt requested or by depositing the same with any reputable overnight mail courier at the following address:

                                    First Winthrop Corporation
                                    5 Cambridge Center, 9th Floor
                                    Cambridge, Massachusetts 02142
                                    Attention: Carolyn Tiffany

                                    and

                                    First Winthrop Corporation
                                    100 Jericho Quadrangle, Suite 214
                                    Jericho, New York 11753
                                    Attention: Peter Braverman

               with a copy to:      Post & Heymann, LLP
                                    100 Jericho Quadrangle, Suite 214
                                    Jericho, New York 11753
                                    Attention:  William W. Post, Esquire

               7.10.2 All notices, demands or requests to be sent to Agent pursuant hereto shall be deemed to have been properly given or served by personal delivery, by depositing the same in the United States mail, postpaid and registered or certified with return receipt requested or by depositing the same with any reputable overnight mail courier at the following address:

                                    2409 Bemiss Road
                                    Valdosta, Georgia 31601
                                    Attention: Mary T. Johnson

               with a copy to:      Hale and Dorr LLP
                                    60 State Street
                                    Boston, Massachusetts 02109
                                    Attention:  Katharine E. Bachman, Esquire

               7.10.3 Unless another requirement is specifically set forth in any Section hereof, each notice, demand and request shall be effective upon personal delivery or three (3) business days after the date on which the same is deposited in the United States mail or the next business day after the date on which the same is deposited with any reputable overnight mail courier in accordance with the foregoing requirements. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall not adversely impact the effectiveness of any such notice, demand or request.

               7.10.4 By giving to the other parties at least fifteen (15) days written notice thereof, the parties hereto, and their respective successors and assigns, shall have the right from time to time and at any time during the term of this Services Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

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

        7.11 Titles and Captions. Paragraph titles or captions contained in this Services Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Services Agreement nor the intent of any provisions hereof.

        7.12 No Third Party Beneficiaries. Under no circumstances shall any provision of this Services Agreement be deemed to be for the benefit of or enforceable by any person or entity other than Winthrop, each of the Partnerships (unless and until this Services Agreement is terminated with respect to such Partnership) and Agent.

        7.13 Attorneys' Fees. If any party hereto brings an action to enforce the terms hereof or to obtain a declaration of the rights of such party hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to such party's reasonable attorneys' fees to be paid by the losing party.

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

        IN WITNESS WHEREOF, the parties have executed this Services Agreement as of the Effective Date.

                             COORDINATED SERVICES OF VALDOSTA, LLC

                             By:
                                    --------------------------
                                    Name:
                                    Title:

                             FIRST WINTHROP CORPORATION

                             By:
                                    --------------------------
                                    Name:
                                    Title:

                             WINTHROP FINANCIAL CO., INC.

                             By:
                                    --------------------------
                                    Name:
                                    Title:

                             WFC REALTY CO., INC.

                             By:
                                    --------------------------
                                    Name:
                                    Title:

                             WFC REALTY SAUGUS, INC.

                             By:
                                    --------------------------
                                    Name:
                                    Title:

                             ONE WINTHROP PROPERTIES, INC.

                             By:
                                    --------------------------
                                    Name:
                                    Title:


                     [SIGNATURES CONTINUED ON NEXT PAGE]

                             TWO WINTHROP PROPERTIES, INC.

                             By:
                                    --------------------------
                                    Name:
                                    Title:

                             THREE WINTHROP PROPERTIES, INC.

                             By:
                                    --------------------------
                                    Name:
                                    Title:

                             WINTHROP METRO EQUITIES CORPORATION

                             By:
                                    --------------------------
                                    Name:
                                    Title:

                             WINTHROP LIBSON REALTY, INC.

                             By:
                                    --------------------------
                                    Name:
                                    Title:

                             NORTHWOOD REALTY CO., INC.

                             By:
                                    --------------------------
                                    Name:
                                    Title:


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